                                                                      EXHIBIT 21

                     SUBSIDIARIES OF THE HERTZ CORPORATION*

                               DECEMBER 31, 1996

                                                                                                 NUMBER OF
                                           STATE OR                                             SUBSIDIARIES
                                       JURISDICTION OF           NATURE OF PRINCIPAL      ------------------------
      NAME OF SUBSIDIARY                INCORPORATION            BUSINESS CONDUCTED       UNITED STATES    FOREIGN
      ------------------               ---------------           -------------------      -------------    -------
Hertz International, Ltd.......    Delaware                    Through its                      1            53
                                                               subsidiaries, rents and
                                                               leases vehicles, and
                                                               rents industrial and
                                                               construction equipment.
                                                               Also issues licenses
                                                               for the renting and
                                                               leasing of vehicles
Hertz Equipment Rental
  Corporation..................    Delaware                    Renting industrial and          --            --
                                                               construction equipment
Hertz International RE
  Limited......................    Ireland                     Reinsurer                       --             1

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* Certain subsidiaries have been omitted, as they do not in the aggregate constitute a significant subsidiary.